                                   EXHIBIT 21
                      SUBSIDIARIES OF M.D.C. HOLDINGS, INC.

AMERICAN HOME INSURANCE AGENCY, INC.
AMERICAN HOME TITLE AND ESCROW COMPANY
ASFC-W, INC.
ASW FINANCE COMPANY
BELCORP-1, INC.
BELCORP-2, INC.
DESIGNER DOOR & MILLWORK OF CALIFORNIA, INC.
DOVE CANYON PROPERTIES, INC.
ENERWEST, INC.
FINANCIAL ASSET MANAGEMENT CORPORATION
GREENWAY FARMS DEVELOPMENT CORPORATION
HOMEAMERICAN MORTGAGE CORPORATION
LION INSURANCE COMPANY
LION WARRANTY CORPORATION
MDC/WOOD, INC.
M.D.C. ACCEPTANCE CORPORATION
MDC.com, INC.
M.D.C. FINANCIAL CORPORATION
M.D.C. HOLDINGS, INC. CHARITABLE FOUNDATION (private, non-profit)
M.D.C. HOME FINANCE CORPORATION
M.D.C. INSTITUTIONAL RESIDUALS, INC.
M.D.C. LAND CORPORATION
M.D.C. MORTGAGE FINANCE, INC.
M.D.C. MORTGAGE FUNDING CORPORATION II
M.D.C. RESIDUAL HOLDINGS, INC.
RICHMOND AMERICAN CONSTRUCTION, INC.
RICHMOND AMERICAN HOMES OF ARIZONA, INC.
RICHMOND AMERICAN HOMES OF CALIFORNIA, INC.
RICHMOND AMERICAN HOMES OF CALIFORNIA (INLAND EMPIRE), INC.
RICHMOND AMERICAN HOMES OF COLORADO, INC.
RICHMOND AMERICAN HOMES OF MARYLAND, INC.
RICHMOND AMERICAN HOMES OF NEVADA, INC.
RICHMOND AMERICAN HOMES OF NORTHERN CALIFORNIA, INC.
RICHMOND AMERICAN HOMES OF TEXAS, INC.
RICHMOND AMERICAN HOMES OF VIRGINIA, INC.
RICHMOND AMERICAN HOMES OF WEST VIRGINIA, INC.
RICHMOND AMERICAN HOMES, INC. (a Florida corporation)
RICHMOND AMERICAN OF POTOMAC KNOLLS NO. 1, INC.
RICHMOND AMERICAN OF POTOMAC KNOLLS NO. 2, INC.
RICHMOND AMERICAN OF POTOMAC KNOLLS NO. 3, INC.
RICHMOND AMERICAN OF POTOMAC KNOLLS NO. 4, INC.
RICHMOND AMERICAN OF POTOMAC KNOLLS NO. 5, INC.
RICHMOND AMERICAN OF POTOMAC KNOLLS NO. 6, INC.
RICHMOND HOMES LIMITED
RICHMOND MANAGEMENT OF COLORADO, INC.
RICHMOND SHELF, INC.
RICHMOND REALTY, INC.
THE YEONAS COMPANY
YOSEMITE AMERICAN MORTGAGE CORPORATION
YOSEMITE FINANCIAL, INC.